UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SPANSION INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

April 6, 2006

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2006 Annual Meeting of Stockholders of Spansion Inc. to be held at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California, on Friday, May 12, 2006 at 9:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will hear a presentation by Spansion and have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please vote as soon as possible. You may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Voting by any of these methods will ensure your representation at the meeting.

We look forward to seeing you at the meeting.

/s/ Dr. Bertrand F. Cambou

Dr. Bertrand F. Cambou President and Chief Executive Officer

SPANSION INC.

915 DeGUIGNE DRIVE

P.O. BOX 3453

SUNNYVALE, CALIFORNIA 94088

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We will hold the Annual Meeting of Stockholders of Spansion Inc. at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California, on Friday, May 12, 2006. The meeting will start at 9:00 a.m. local time. At the meeting, holders of our Common Stock will be asked to:

•	Elect one Class A director to serve for a three-year term expiring at the 2009 annual meeting of stockholders;

•	Elect one Class B director to serve for a three-year term expiring at the 2009 annual meeting of stockholders;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year; and

•	Transact any other business that properly comes before the meeting.

Only record holders of Common Stock at the close of business on March 27, 2006, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Only record holders of the Class A Common Stock are entitled to vote on the election of the Class A director, and only record holders of the Class B Common Stock are entitled to vote on the election of the Class B director. Record holders of all classes of Common Stock are entitled to vote as a single class on all other matters submitted to a vote of the stockholders. Stockholders are urged to read the attached proxy statement carefully for additional information concerning the matters to be considered at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who plan to attend in person are nevertheless requested to sign and return their proxy cards to make certain that their vote will be represented at the Annual Meeting should they unexpectedly be unable to attend.

By Order of the Board of Directors,

/s/ ROBERT C. MELENDRES

ROBERT C. MELENDRES Corporate Secretary

This proxy statement and accompanying proxy card are first being distributed on or about April 6, 2006.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE

ONLINE AT PROXYVOTE.COM, BY TELEPHONE, OR COMPLETE, SIGN AND DATE THE

ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

VOTING ONLINE, BY TELEPHONE, OR BY RETURNING YOUR PROXY CARD WILL ENSURE

THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

SPANSION INC.

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1.	Q:	WHO IS SOLICITING MY VOTE?

	A:	This proxy solicitation is being made by the Board of Directors of Spansion Inc. All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by us. Our directors, officers and other employees may solicit proxies in person, by mail, by telephone, by facsimile, through the Internet or by other means of communication, but such persons will not be specifically compensated for such services.

2.	Q:	WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

	A:	This proxy statement was first mailed to stockholders on or about April 6, 2006.

3.	Q:	WHAT MAY I VOTE ON?

	A:	Spansion stockholders may vote as follows:

• Holders of Class A Common Stock may vote on the election of Mr. David K. Chao to serve as a Class A Director on our Board of Directors;

• Holders of Class B Common Stock may vote on the election of Dr. Hector de J. Ruiz to serve as a Class B Director on our Board of Directors;

• Holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, voting together as a single class, may vote on the ratification of the appointment of our independent registered public accounting firm for the current fiscal year.

4.	Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

	A:	The Board recommends that you vote:

• FOR each of the director nominees for whom you are eligible to vote; and

• FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

5.	Q:	WHO IS ENTITLED TO VOTE?

	A:	Stockholders as of the close of business on March 27, 2006, the Record Date, are entitled to vote on all items properly presented at the Annual Meeting for which they are eligible to vote. On the Record Date, approximately 95,793,402 shares of our Class A Common Stock, one share of our Class B Common Stock, one share of our Class C Common Stock and 32,352,934 shares of our Class D Common Stock (together, the “Common Stock”) were outstanding. Every stockholder is entitled to one vote for each share of Common Stock held. A list of these stockholders will be available during ordinary business hours at the principal place of business of Spansion, located at 915 DeGuigne Drive, Sunnyvale, California, at least ten days before the Annual Meeting. The list of stockholders will also be available at the time and place of the Annual Meeting.

6.	Q:	HOW DO I VOTE BY MAIL?

	A:	If you complete and properly sign each proxy card you receive and return it to us in the prepaid envelope, it will be voted by one of the individuals indicated on the card (your “proxy”) as you direct.

If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees for whom you are eligible to vote and FOR the ratification of the appointment of our auditors. However, if your shares are held by your broker, you must instruct your broker how to vote on the stockholder proposals or your broker cannot vote on these items. For additional information, please see question 13 below.

7.	Q:	CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

	A:	If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

8.	Q:	WHO CAN ATTEND THE ANNUAL MEETING?

	A:	Only stockholders as of the Record Date, holders of proxies for those stockholders and other persons invited by us can attend. If your shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card to the meeting showing that you were the direct or indirect beneficial owner of the shares on the Record Date to attend the meeting.

9.	Q:	CAN I VOTE AT THE MEETING?

	A:	Yes. If you wish to vote your shares in person at the Annual Meeting and they are held by your broker in “street name,” you must bring a letter from the broker to the meeting showing that you were the beneficial owner of the shares on the Record Date.

10.	Q:	CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I HAVE VOTED BY TELEPHONE OR ELECTRONICALLY?

	A:	Yes. You may change your vote at any time before the voting concludes at the Annual Meeting by:

• Sending in another proxy with a later date by mail, telephone or over the Internet;

• Notifying our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

• Voting in person at the Annual Meeting.

11.	Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

	A:	If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the Annual Meeting, but you must bring a letter from the broker showing that you were the beneficial owner of your shares on the Record Date.

12.	Q:	WHAT IS A “QUORUM”?

	A:	A “quorum” is a majority of the outstanding shares of Common Stock. They may be present at the Annual Meeting or represented by proxy. There must be a quorum for the Annual Meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker “non-votes” are also considered a part of the quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

13.	Q:	WHAT IS BROKER “DISCRETIONARY” VOTING?

	A:	If you hold your shares through a broker, your broker is permitted to vote your shares on routine “discretionary” items, such as the election of directors and ratification of our independent registered public accounting firm, if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker.

14.	Q:	HOW ARE MATTERS PASSED OR DEFEATED?

	A:	The director nominee receiving the highest number of affirmative votes from holders of our Class A Common Stock and the affirmative vote of the holder of our Class B Common Stock will be elected as a Class A director and a Class B director, respectively. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of the appointment of our independent registered public accounting firm must receive affirmative votes from more than 50 percent of the shares of Common Stock that are present in person or represented by a proxy and entitled to vote on that proposal at the Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. However, abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business. As a result, abstentions and broker non-votes could prevent approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

15.	Q:	WHO WILL COUNT THE VOTES?

	A:	Proxies will be tabulated by Computershare Trust Company, N.A.

16.	Q:	HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED ON THE NOTICE OF ANNUAL MEETING BE CONDUCTED?

	A:	We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Dr. Bertrand F. Cambou, our President and Chief Executive Officer, and Mr. Robert C. Melendres, our Executive Vice President of Corporate Development, General Counsel and Corporate Secretary, to vote on such matters at their discretion.

17.	Q:	WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING DUE?

	A:	In accordance with the rules of the Securities and Exchange Commission, in order for stockholder proposals to be considered for inclusion in the proxy statement for the 2007 Annual Meeting, they must be submitted in writing to our Corporate Secretary, Spansion Inc., 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088 on or before December 6, 2006. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at a stockholders meeting, an additional notice of any nomination or proposal must be received by us between February 11, 2007 and March 13, 2007. However, if our 2007 Annual Meeting is not within 30 days of May 12, 2007, to be timely, the notice by the stockholder must be not later than the close of business on the tenth day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever occurs first. More information on our bylaws is included in this proxy statement beginning on page 6, including a description of the information that must be included in the stockholder notice.

ITEM 1—ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of seven directors. Our Certificate of Incorporation provides that the Board of Directors consists of three classes of directors, each serving staggered three-year terms. At each annual meeting of stockholders, directors will be elected for a term of three years to succeed those directors whose terms are expiring.

Our Certificate of Incorporation also provides that, subject to each holder’s aggregate ownership interest in Spansion, the holders of Class B Common Stock, voting together as a separate class, are entitled to vote for two directors to the board (the “Class B Directors”) and the holders of Class C Common Stock, voting together as a separate class, are entitled to vote for one director to the Board (the “Class C Director”). Advanced Micro Devices, Inc. (“AMD”), as the sole holder of our Class B Common Stock and Fujitsu Limited (“Fujitsu”), as the sole holder of our Class C Common Stock, thus have the right to elect the Class B Directors and the Class C Director, respectively. The holders of Class A Common Stock, voting together as a separate class, are entitled to vote for all other directors to the Board (the “Class A Directors”).

Classified Board

Our Board of Directors is currently composed of the following classes of directors:

Class	Expiration	Member
Class I	2006	Hector de J. Ruiz (Class B Director); David K. Chao (Class A Director)

Class II	2007	Robert J. Rivet (Class B Director); Patti S. Hart (Class A Director)

Class III	2008	Bertrand F. Cambou (Class A Director); Toshihiko Ono (Class C Director); David E. Roberson (Class A Director)

Election of Class I Directors

At the Annual Meeting, two directors will be elected for a three-year term expiring at our 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The nominees, Mr. David K. Chao and Dr. Hector de J. Ruiz, are presently members of our Board of Directors and serve as a Class A Director and as a Class B Director, respectively. See “Nominees” below. If either Mr. Chao or Dr. Ruiz should be unable or decline to serve at the time of the Annual Meeting, the persons named as proxies on the proxy card will vote for such substitute nominee(s) as our Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by our Board of Directors. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as directors if elected.

The Board of Directors recommends that the holders of Class A Common Stock vote in favor of the election of Mr. Chao as a Class A Director and that the holder of Class B Common Stock vote in favor of the election of Dr. Ruiz as a Class B Director. Proxies received will be voted “FOR” the nominees named below, unless marked to the contrary.

Voting Agreement

AMD has agreed with Spansion that, with respect to the election of Class A Directors, AMD will vote its shares of Class A Common Stock, or will cause such shares to be voted, in the same manner and percentage as the other holders of Class A Common Stock vote for Class A Directors that are up for election. This agreement will terminate at such time as Spansion’s Class D Common Stock is converted into Class A Common Stock, which conversion will occur no later than December 15, 2006.

Nominees

The following director nominee is standing for election by the holders of our Class A Common Stock:

David K. Chao, age 39, has served as a Class A Director of Spansion Inc. since the consummation of Spansion’s initial public offering in December 2005. Mr. Chao is a co-founder of Doll Capital Management, or DCM, a venture capital firm based in the Silicon Valley and has been a Managing General Partner since 1996. Prior to founding DCM, Mr. Chao was a co-founder and member of the board of directors of Japan Communications, Inc. He also worked as a management consultant at McKinsey & Company and as a marketing manager at Apple Computer. Prior to these positions, he was an account executive for Recruit, a Japanese human resources, advertising and services company. Mr. Chao serves on the boards of numerous DCM portfolio companies, including 51job, Inc., where he has served since 2000. He is a Management Board member of the Stanford Graduate School of Business Board of Trustees and a member of The Thacher School Board of Trustees. Mr. Chao received a bachelor’s degree in economics and East Asian studies from Brown University and a master’s degree in business administration from Stanford University.

The following director nominee is standing for election by the holder of our Class B Common Stock:

Hector de J. Ruiz, age 60, has served as a member of Spansion LLC’s Board of Managers since July 2003 and, since November 2005, has served as a Class B Director and as Chairman of Spansion Inc.’s Board of Directors. Dr. Ruiz is currently the Chairman of the Board and Chief Executive Officer of AMD. Dr. Ruiz joined AMD as President and Chief Operating Officer in January 2000 and became AMD’s Chief Executive Officer in April 2002. Dr. Ruiz was appointed Chairman of the Board in April 2004. Before joining AMD, Dr. Ruiz served as President of the Motorola, Inc. Semiconductor Products Sector from 1997 to 1999. From 1991 to 1995, Dr. Ruiz was Senior Vice President and General Manager of Motorola’s paging and messaging businesses and in 1996 became Executive Vice President and General Manager of those businesses. Dr. Ruiz joined Motorola in 1977, and from 1977 to 1991, he held various executive positions in Motorola’s Semiconductor Products Sector. Before joining Motorola, Dr. Ruiz worked at Texas Instruments, Inc. from 1972 to 1977. Dr. Ruiz is a member of the Board of Directors of AMD and Eastman Kodak Company. Dr. Ruiz holds a bachelor’s and master’s degree in electrical engineering from the University of Texas, Austin and a doctorate degree in electronics from Rice University.

Other Directors

The following five directors whose terms of office do not expire in 2006 will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their respective successors are duly elected and qualified:

Bertrand F. Cambou, age 50, has served as Spansion’s President and Chief Executive Officer since July 2003. From July 2003 until November 2005, he served as a member of Spansion LLC’s Board of Managers. Since November 2005, he has served as a member of Spansion Inc.’s Board of Directors. Beginning in January 2002 until December 2005, he served as a vice president of AMD, first as Group Vice President of AMD’s Memory Group, and later as an Executive Vice President. Dr. Cambou was Chief Operating Officer and co-President of Gemplus International S.A. from June 1999 to January 2002. Also during this time, he was a board member of Gemplus International S.A. and of Ingenico Ltd. Dr. Cambou’s career includes a 15-year tenure at Motorola Inc., where he held various management positions including senior vice president and general manager of the Networking and Computing System Group as well as chief technical officer of the Semiconductor Sector. Dr. Cambou received his engineering degree from Supelec, Paris, and his doctorate in electrical engineering from Paris XI University. He is the author of 15 U.S. patents.

Patti S. Hart, age 50, has served as a Class A Director of Spansion Inc. since the consummation of Spansion’s initial public offering in December 2005. Ms. Hart most recently served as chairman and CEO of Pinnacle Systems from March 2004 until August 2005. Prior to joining Pinnacle Systems in 2004, Ms. Hart was chairman and CEO of Excite@Home from April 2001 until March 2002. Excite@Home filed for bankruptcy protection in September 2001. Prior to joining Excite@Home in 2001, Ms. Hart served as chairman, president and CEO of Telocity and as a member of Telocity’s board of directors from July 1999 through its sale to DirecTV in March 2001. From 1986 to 1999, Ms. Hart worked at Sprint Corporation, most recently as president and chief operation officer of Sprint’s Long Distance Division. Ms. Hart is also a member of the board of directors for Korn Ferry International and is a former board member of Plantronics Inc., Vantive Corporation, EarthLink, Inc. and Premisys Corporation. Ms. Hart holds a bachelor’s degree in marketing and economics from Illinois State University.

Toshihiko Ono, age 58, has served as the Chairman of Spansion LLC’s Board of Managers since July 2003 and, since November 2005, has served as the Class C Director of Spansion Inc.’s Board of Directors. Since June 2004, Mr. Ono has also served as a board member of Fujitsu Limited and as a Corporate Executive Vice President of Fujitsu, and as the President of Fujitsu’s Electronic Devices Business Group. From April 2003 to June 2004, Mr. Ono served as Fujitsu’s Corporate Senior Vice President and as the Group President of Fujitsu’s Electronic Devices Business Group and its LSI Group. Mr. Ono served as Fujitsu’s Corporate Vice President and the Group President of its LSI group from June 2002 to April 2003. Prior to that, Mr. Ono served as the Group Executive Vice President of the Electronic Devices Group from April 2000 to June 2002. Mr. Ono began his career at Fujitsu in 1973, and served in various positions, including Group Senior Vice President and Group Executive Vice President of its LSI Group. Mr. Ono received a bachelor’s degree in engineering from Chiba University, Japan.

Robert J. Rivet, age 52, has served as a member of Spansion LLC’s Board of Managers since July 2003 and, since November 2005, has served as a Class B Director of Spansion Inc.’s Board of Directors. Mr. Rivet has also served as a director of various subsidiaries of Spansion. Mr. Rivet is AMD’s Executive Vice President and Chief Financial Officer and since 2001 has served as director of various subsidiaries of AMD. Before joining AMD in October 2000, Mr. Rivet had served as Senior Vice President and Director of Finance of the Semiconductor Products Sector of Motorola from 1997 to 2000. Mr. Rivet joined Motorola in 1976 as a senior financial analyst and senior accountant, and from 1981 to 1997, he served in various positions in Motorola’s semiconductor operations.

David E. Roberson, age 51, has served as a Class A Director of Spansion Inc. since the consummation of Spansion’s initial public offering in December 2005. Mr. Roberson is President and Chief Executive Officer and is a member of the Board of Directors of Hitachi Data Systems. Mr. Roberson was named Chief Executive Officer effective April 2006, after serving as President and Chief Operating Officer since April 2002. Mr. Roberson was appointed Chief Operating Officer at Hitachi Data Systems in April 2000. Mr. Roberson received a bachelor’s degree in Social Ecology from the University of California, Irvine and a law degree from Golden Gate University School of Law in San Francisco, California. Mr. Roberson also studied financial management at Harvard Business School.

Consideration of Stockholder Nominees for Director

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates to serve on our Board. Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at the 2007 Annual Meeting must be stockholders of record when they give us notice, must be entitled to vote at the meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice must be delivered to our Corporate Secretary not less than 60 nor more than 90 days before the anniversary date of the immediately preceding Annual Meeting. For our 2007 Annual Meeting, the notice must be delivered between February 11, 2007 and March 13, 2007. However, if our 2007 Annual Meeting is not within 30 days of May 12, 2007, the notice must be delivered no later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of the Annual Meeting was made or the day the notice of the meeting is mailed. The stockholder’s notice must include the following information for the person proposed to be nominated:

•	his or her name, age, nationality, business and residence addresses;

•	his or her principal occupation and employment;

•	the class and number of shares of stock owned beneficially or of record by him or her;

•	any other information required to be disclosed in a proxy statement; and

•	the person’s written consent to being a nominee and to serving as a director if elected.

The stockholder’s notice must also include the following information for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	their names and addresses;

•	the class and number of shares of stock owned beneficially and of record by them;

•	a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made;

•	a representation that they intend to appear in person or by proxy at the Annual Meeting to nominate the person named in the notice;

•	a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and

•	any other information that would be required to be included in a proxy statement.

The Chair of the Annual Meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board whether or not the stockholder nominee should be nominated by the Board and included in our proxy statement. These criteria are described below in the description of the Nominating and Corporate Governance Committee on page 9. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation.

Communications with the Board or Non-Management Directors

Stockholders who wish to communicate with Spansion’s Board of Directors or with non-management directors may send their communications in writing to our Corporate Secretary, Spansion Inc., 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088 or send an email to Corporate.Secretary@spansion.com. Spansion’s Corporate Secretary will forward these communications to our independent directors except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Communications will not be forwarded to the independent directors unless the stockholder submitting the communication identifies himself or herself by name and sets out the class and number of shares of stock owned by himself or herself beneficially or of record.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE PROPOSED DIRECTOR NOMINEES FOR WHOM YOU ARE

ELIGIBLE TO VOTE. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL VOTE

“FOR” THE PROPOSED NOMINEES FOR WHOM YOU ARE ELIGIBLE TO VOTE.

CORPORATE GOVERNANCE

Spansion’s Board of Directors is comprised of seven members, of which three members are independent directors, two directors were elected by AMD as the sole Class B stockholder, one director was elected by Fujitsu as the sole Class C stockholder, and one director is the Chief Executive Officer of Spansion. Spansion is exempt from the Nasdaq requirement that a majority of the board be comprised of independent directors for the first twelve months after December 16, 2005, the date that our Class A Common Stock was first listed on the Nasdaq National Market.

The Board of Directors has adopted a code of conduct that applies to all directors and employees entitled, “Code of Conduct for Spansion LLC and its affiliated companies,” which Spansion designed to help directors and employees resolve ethical and compliance issues encountered in the business environment. The Code of Conduct covers topics such as conflicts of interest, compliance with laws, confidentiality of company information, encouraging the reporting of any illegal or unethical behavior, fair dealing and use of company assets.

The Board of Directors has also adopted a Code of Ethics for the Chief Executive Officer, the Chief Financial Officer, the Corporate Controller and all other senior finance executives. The Code of Ethics covers topics such as financial reporting, conflicts of interest and compliance with laws, rules, regulations and Spansion’s policies.

Each of the Committees described below has adopted a charter, which has been approved by the Board of Directors. The charter of the Audit Committee is attached hereto as Appendix A. You can access Spansion’s bylaws, the latest Committee Charters, the Code of Conduct and the Code of Ethics at the Investor Relations Web page of our Web site at www.spansion.com or by writing to us at Corporate Secretary, Spansion Inc., 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088, or emailing us at Corporate.Secretary@spansion.com. We will provide you with this information free of charge. Please note that information contained on our Web site is not incorporated by reference in, or considered to be a part of, this document.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Prior to our initial public offering in December 2005, Spansion’s business was operated through Spansion LLC, a limited liability company. In connection with the initial public offering, Spansion LLC was reorganized into a corporate structure, pursuant to which Spansion Inc. became the indirect public holding company for Spansion LLC. Spansion Inc. was formed on November 22, 2005. There was one meeting of the Board of Directors between November 22, 2005, the date that Spansion Inc. was formed, and December 25, 2005, the end of fiscal 2005. All directors attended the meeting of the Board of Directors. There were no meetings of stockholders of Spansion Inc. in 2005. Spansion’s directors are strongly encouraged to attend the Annual Meeting of Stockholders.

The Board of Directors has Audit, Compensation, and Nominating and Corporate Governance Committees. The founding members of the Board Committees and their Chairs were appointed by the Board of Directors. Future members of the Committees will be recommended by the Nominating and Corporate Governance Committee and then appointed by the Board annually. There were no meetings of Board Committees or executive sessions of the independent directors between November 22, 2005, the date that Spansion Inc. was formed, and December 25, 2005, the end of fiscal 2005.

Audit Committee. The Audit Committee was formed on December 15, 2005 and consists of Mr. David E. Roberson, as Chair, Mr. David K. Chao and Ms. Patti S. Hart, each of whom was determined by the Board of Directors to be financially literate and “independent.” The Board of Directors determined that Mr. Roberson was qualified to be, and would be, designated our “audit committee financial expert.” The Audit Committee assists the Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function and the independent registered public accounting firm. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm, who reports directly to the Committee. The Audit Committee meets alone with our financial and legal personnel, our internal auditor and with our independent registered public accounting firm, who have free access to the Audit Committee at any time. The Company, with the approval of the Audit Committee, intends to hire an internal auditor in fiscal 2006. The internal auditor will report to the Audit Committee and to our Chief Financial Officer and will serve a staff function for the Audit Committee.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was formed on December 15, 2005. The Nominating and Corporate Governance Committee consists of Mr. Chao as Chair, Ms. Hart and Mr. Roberson, each of whom was determined by the Board of Directors to be “independent.” The Nominating and Corporate Governance Committee assists the Board in discharging its responsibilities regarding the identification of qualified candidates to become Board members, the selection of nominees for election as directors at the next Annual Meeting of Stockholders (or special meeting of stockholders at which directors are to be elected), the selection of candidates to fill any vacancies on the Board, the development and recommendation to the Board of a set of applicable corporate governance guidelines and principles and oversight of the evaluation of the board and management. In evaluating candidates to determine if they are qualified to become Board members, the Committee looks for the following attributes, among others the Committee deems appropriate: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience in our industry and with relevant social policy concerns; ability to make independent analytical inquiries; academic expertise in an area of our operations; and practical and mature business judgment. The Committee also evaluates board members’ and nominees’ service on the board of other public companies. For a detailed description of the process for nomination of director candidates by stockholders, please see page 6 above. The Committee will use the same standards to evaluate all director candidates, whether or not the candidates are proposed by stockholders.

Compensation Committee. The Compensation Committee was formed on December 15, 2005. The Compensation Committee consists of Ms. Hart, as Chair, Mr. Chao and Mr. Roberson each determined by the Board to be “independent.” The Compensation Committee has the authority to determine the form and amount of compensation to be paid or awarded to all our executive officers and to all other employees as delegated from time to time by the Board of Directors. The Compensation Committee’s responsibilities, among other things, include (i) reviewing and approving the corporate goals and objectives relevant to Chief Executive Officer compensation and evaluating CEO performance in light of those goals and objectives, (ii) reviewing and approving the corporate goals and objectives relevant to non-CEO executive officer compensation, (iii) reviewing and making recommendations to the Board with respect to the adoption and approval of, or amendments to, all umbrella cash-based plans, incentive compensation plans and equity-based compensation plans and approving for submission to shareholders all new stock option and equity compensation plans, (iv) providing oversight with respect to succession planning for the CEO and other executive officers, and (v) reviewing and making recommendations to the Board with respect to all forms and amounts of compensation for members of the Board.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee who served from December 15, 2005, the date the Compensation Committee was formed, to December 25, 2005, the end of fiscal 2005, were Ms. Hart, as Chair, and Messrs. Chao and Roberson. No member of this committee was at any time during fiscal 2005 or at any other time an officer or employee of Spansion, and no member had any relationship with Spansion requiring disclosure under Item 404 of Regulation S-K.

None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during fiscal 2005.

DIRECTORS’ COMPENSATION AND BENEFITS

Our non-employee independent directors are paid a $60,000 annual retainer. The chair of our Audit Committee is paid an additional $15,000 annual retainer and the chair of Spansion’s Compensation Committee is paid an additional $7,500 annual retainer. If in any calendar year a non-employee independent director is required to and does attend more than eight meetings of our Board of Directors, such director will be paid $2,000 for each board meeting attended in excess of eight. In addition, if in any calendar year a non-employee independent director is required to and does attend more than twelve meetings of a specific board committee on which he or she serves, such director shall receive $2,000 per such board committee meeting in excess of twelve. Each current non-employee independent director received in 2005 an initial stock option award exercisable for 20,000 shares of Class A Common Stock and a restricted stock unit award of 20,000 units that convert upon vesting into 20,000 shares of Class A Common Stock. The stock option and restricted stock unit awards vest as follows: 25% on January 28, 2007, and the remainder in equal installments quarterly over the remaining 36 months. For each year of continued service, the independent directors will receive an annual stock option award exercisable for 10,000 shares of Spansion’s Class A Common Stock and an annual restricted stock unit award of 10,000 units that convert upon vesting into 10,000 shares of Class A Common Stock. We may reimburse any of our directors and, in some circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board of Directors and committee meetings

Spansion’s directors did not receive any cash compensation for their service in 2005.

PRINCIPAL STOCKHOLDERS

The following table shows each person or entity we know to be the beneficial owner of more than five percent (5.0%) or greater of any class of our Common Stock. Except as otherwise indicated, to our knowledge, each person has sole investment and voting power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Owned	Percent of Class(1)
Advanced Micro Devices, Inc. (2) One AMD Place Sunnyvale, CA 94086	Class A Class B	48,529,402 1	50.7 100	% %

Fujitsu Limited (3) Shiodome City Center 1-5-2 Higashi-Shimbashi, Minato-Ku, Tokyo 105-7123, Japan	Class C Class D (4)	1 32,352,934	100 100	% %

T. Rowe Price Associates, Inc. (5) 100 E. Pratt Street Baltimore, MD 21202	Class A	8,009,500	8.4%

(1)	Based on 95,793,402 shares of Class A Common Stock, one share of Class B Common Stock, one share of Class C Common Stock and 32,352,934 shares of Class D Common Stock outstanding as of March 15, 2006. Calculated in accordance with the rules of the Securities Exchange Act of 1934, as amended.
(2)	Based on information set forth in a Schedule 13D filed with the Securities and Exchange Commission on December 28, 2005. These shares are owned by AMD Investments, Inc., which is a wholly owned subsidiary of AMD (U.S.) Holdings, Inc., which is a wholly owned subsidiary of AMD. AMD (U.S.) Holdings, Inc. and AMD are indirect beneficial owners of the reported securities.
(3)	Based on information set forth in a Schedule 13D filed with the Securities and Exchange Commission on December 28, 2005.
(4)	The Class D Common Stock shall convert into shares of Class A Common Stock on a one-for-one basis on the earlier of December 15, 2006 or the date our Board of Directors determines it is in the best interests of Spansion and its stockholders to effect such conversion.
(5)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. According to the Schedule 13G, T. Rowe Price Associates, Inc has sole voting power with respect to 1,034,700 shares and sole dispositive power with respect to 8,009,500 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information known to us with respect to beneficial ownership of Spansion Class A Common Stock and AMD common stock beneficially owned as of March 15, 2006, by our current directors and the nominees for election as directors, by each of our executive officers listed in the Summary Compensation Table below, and by all of our directors and executive officers as a group. Except as otherwise indicated, to our knowledge, each person has sole investment and voting power with respect to the shares shown as beneficially owned. Ownership information is based upon information provided by the individuals. The address of each beneficial owner is 915 DeGuigne Drive, Sunnyvale, CA 94088.

	Shares of Spansion Class A Common Stock Beneficially Owned		Shares of AMD Common Stock Beneficially Owned
Name	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (3)	Amount and Nature of Beneficial Ownership (1)(4)		Percent of Class (5)
Bertrand F. Cambou	78,575	*	214,415		*
David K. Chao	—	—	—		—
Patti S. Hart	22,000	*	—		—
Toshihiko Ono	—	—	—		—
Robert J. Rivet	—	—	802,042		*
David E. Roberson	—	—	—		—
Hector de J. Ruiz	—	—	2,848,532		*
James E. Doran	14,288	*	178,664		*
Thomas T. Eby	11,430	*	64,439		*
Amir Mashkoori	9,144	*	25,049	(6)	*
Sylvia Summers	9,144	*	47,332		*
All directors and executive officers as a group (14 persons)	162,298	*	4,180,473		*

*	Less than one percent
(1)	Some of the individuals may share voting power with regard to the listed shares with their spouses.
(2)	Includes beneficial ownership of the following number of shares that may be acquired because stock options or restricted stock units are vested or will vest by May 14, 2006 (within 60 days of March 15, 2006):

Bertrand F. Cambou	28,575 shares
James E. Doran	14,288 shares
Thomas T. Eby	11,430 shares
Amir Mashkoori	9,144 shares
Sylvia Summers	9,144 shares
All directors and executive officers as a group	90,298 shares

(3)	Based on 95,793,402 shares of Spansion Class A Common Stock outstanding as of March 15, 2006. Calculated in accordance with the rules of the Securities Exchange Act of 1934, as amended.
(4)	Includes beneficial ownership of the following number of shares that may be acquired because stock options or restricted stock units are vested or will vest by May 14, 2006 (within 60 days of March 15, 2006):

Bertrand F. Cambou	210,415 shares
James E. Doran	178,664 shares
Thomas T. Eby	64,439 shares
Amir Mashkoori	20,000 shares
Robert J. Rivet	774,168 shares
Hector de J. Ruiz	2,586,309 shares
Sylvia Summers	47,332 shares
All directors and executive officers as a group	3,930,493 shares

(5)	Based on 482,994,640 shares of AMD common stock outstanding as of March 15, 2006. Calculated in accordance with the rules of the Securities Exchange Act of 1934, as amended.
(6)	Includes 2,379 shares held in trust for Mr. Mashkoori’s son.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers (as defined under Section 16) and any persons holding more than ten percent of a registered class of equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Their initial report must be filed using the SEC’s Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC’s Form 5. Officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a). We make the services of our legal department available to our officers and directors to assist them in meeting their filing obligations.

Based solely on our review of these reports and written representations from our directors and executive officers, we believe that during fiscal 2005, each of Spansion’s directors, executive officers and 10% security-holders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS

Bertrand F. Cambou, age 50, has served as Spansion’s President and Chief Executive Officer since July 2003. From July 2003 until November 2005, he served as a member of Spansion LLC’s Board of Managers. Since November 2005, he has served as a member of Spansion Inc.’s Board of Directors. Beginning in January 2002 until December 2005, he served as a vice president of AMD, first as Group Vice President of AMD’s Memory Group, and later as an Executive Vice President. Dr. Cambou was Chief Operating Officer and co-President of Gemplus International S.A. from June 1999 until January 2002. Also during this time, he was a board member of Gemplus International S.A. and of Ingenico Ltd. Dr. Cambou’s career includes a 15-year tenure at Motorola Inc. where he held various management positions including senior vice president and general manager of the Networking and Computing System Group as well as chief technical officer of the Semiconductor Sector. Dr. Cambou received his engineering degree from Supelec, Paris, and his doctorate in electrical engineering from Paris XI University. He is the author of 15 U.S. patents.

James E. Doran, age 57, has served as Spansion’s Executive Vice President and Chief Operating Officer since February 2006. He served as Executive Vice President of Group Operations from April 2004 until February 2006. From July 2003 through April 2004, Mr. Doran was Spansion LLC’s Group Vice President of Worldwide Technology Development and Manufacturing. Mr. Doran served as a member of Spansion LLC’s Board of Managers from July 2003 until November 2005, and served as a member of Spansion Inc.’s Board of Directors from November 2005 until consummation of Spansion’s initial public offering in December 2005. As Executive Vice President and Chief Operating Officer, he is responsible for worldwide operations, business processes and infrastructure. From March 2001 until June 2003, Mr. Doran served as Vice President of Worldwide Technology Development and Manufacturing for the AMD Memory Group. Prior to that, Mr. Doran was vice president and general manager of Advanced Micro Devices Saxony GmbH in Dresden, Germany from September 1999 until March 2001. Prior to September 1999, Mr. Doran served as Vice President Fab 25 and earlier as Vice President, Submicron Development Center (SDC) Operations. Mr. Doran joined AMD in 1990 as director of the SDC. Before joining AMD, Mr. Doran was Vice President of Operations for Paradigm Semiconductor and a fab manager at Intel Corporation. Mr. Doran holds a bachelor’s degree in physics from Northwestern University and a master’s degree in physics from the University of Wisconsin.

Thomas T. Eby, age 45, has served as Spansion’s Executive Vice President and Chief Marketing and Sales Officer since October 2005. He is responsible for corporate strategic marketing and corporate communications, regional marketing, business development, systems engineering, sales, sales operations and field applications engineering. From January 2005 until October 2005, he served as Spansion’s Executive Vice President and Chief Marketing Officer. From July 2003 until December 2004, he was Spansion’s Executive Vice President with responsibility for leading the integration of the former AMD and Fujitsu assets that were contributed to Spansion LLC. Beginning in 1998, Mr. Eby served as a vice president of AMD, including roles as Group Vice President of AMD’s Communication Group, then as the Group Vice President of Strategy & Business Development for AMD and later as Senior Vice President. In addition, Mr. Eby held a wide range of sales and marketing positions both in the United States and Europe. Mr. Eby holds a bachelor’s degree in electrical engineering and computer sciences from Princeton University.

Amir Mashkoori, age 44, serves as Spansion’s Executive Vice President of the Wireless Solutions Division. Mr. Mashkoori became Spansion’s Senior Vice President and General Manager in May 2004 before he assumed his current role in September 2005. In this position, Mr. Mashkoori is responsible for running the wireless business and overseeing that division’s marketing, engineering, operations and program management functions. Prior to that, from July 2003, he served as Spansion’s Vice President and General Manager of the Wireless Business Unit. From January 1999 through June 2004, Mr. Mashkoori served as Vice President for Memory Group Operations at AMD. From 1996 to 1998, Mr. Mashkoori served at Trident Microsystems Inc., first as Vice President of Operations, and then as Senior Vice President of Operations and Business Development. Mr. Mashkoori was a Director for AMD’s Memory Group Operations from April 1994 until November 1995, and held other positions going back to December 1978. Mr. Mashkoori received both a bachelor’s degree in business and an MBA from San Jose State University.

Robert C. Melendres, age 41, has served as Spansion’s Executive Vice President, Corporate Development, General Counsel and Corporate Secretary since February 2006. He was appointed as Spansion’s Corporate Secretary in March 2005. He served as Spansion’s Corporate Vice President, Corporate Development and General Counsel from January 2005 until February 2006. From July 2002 until January 2005, Mr. Melendres served at AMD in various management positions responsible for business development, most recently as the Corporate Vice President, Business Development. Prior to joining AMD, Mr. Melendres served in various senior management positions, including president and general counsel of WebGain, Inc. from July 2000 until July 2002. He also served as director of Worldwide Contracts and Business Practices for IBM, and IBM legal counsel from June 1993 until July 2000. Mr. Melendres holds a bachelor’s degree in economics from the University of California at Los Angeles and a juris doctorate from Harvard Law School.

Dario Sacomani, age 49, has served as the Executive Vice President and Chief Financial Officer of Spansion since February 2006. From June 2002 until December 2005, he was employed at Richardson Electronics, Ltd., where he served as chief financial officer, senior vice president and board director from June 2002 until July 2005. Prior to Richardson Electronics, Mr. Sacomani was senior vice president, chief financial officer and treasurer of ON Semiconductor, a spin-off of Motorola, Inc., from August 1999 until April 2002. Mr. Sacomani also spent 18 years at Motorola in several finance positions within Motorola’s Semiconductors Products Sector, including as vice president and group controller of the Semiconductor Components Group.

Sylvia Summers, age 53, serves as Spansion’s Executive Vice President of the Embedded Memory Division. Ms. Summers was Spansion’s Senior Vice President and General Manager of the Embedded Memory Division before she assumed her current role in September 2005. From July 2003 through March 2004 she was Spansion’s Vice President and General Manager of the Embedded Media Memory Division. As Executive Vice President of the Embedded Memory Division, she oversees all marketing, platform engineering, infrastructure development and program management functions for this division. Prior to joining Spansion, from March 2003 through July 2003, Ms. Summers served as Vice President and General Manager of the Embedded Business Unit for AMD’s Memory Products business. Prior to joining AMD, from August 2001 until May 2002, Ms. Summers served as President and Chief Executive Officer of Silvan Networks. Ms. Summers served as group vice president and general manager for the Public Access Management Network Services Group at Cisco Systems from November 1999. Ms. Summers was vice president and general manager of the Multi-Platform Group at Storage Technology Corporation from May 1997 until June 1999. She has also held senior-level management positions in systems businesses at Group Bull, Thomson CSF-RCM Division, and Matra Datasystems. She currently serves as a member of the board of directors of Riverstone Networks Inc. She holds a bachelor’s degree in electrical engineering from Ecole Polytecnique Feminine in France, a master’s degree in electrical engineering from the University of California, Berkeley and a master’s degree in business administration from Thomson CSF in France.

Shinji Suzuki, age 59, serves as Spansion’s Executive Vice President and President of Spansion Japan Limited. Mr. Suzuki served as Spansion’s Senior Vice President and President of Spansion Japan Limited from July 2003 until he assumed his current role in February 2006. Mr. Suzuki served as a member of Spansion LLC’s Board of Managers from July 2003 until November 2005, and served as a member of Spansion Inc.’s Board of Directors from November 2005 until consummation of Spansion’s initial public offering in December 2005. Before joining Spansion, he had been General Manager of Administration and Production Planning at Fujitsu since June 2002. Prior to that he had served as Senior Vice President for Fujitsu’s Electronics Devices Group and led the SCM project for its Logic and Memory business since 1998. Mr. Suzuki was General Manager of Business Planning in Fujitsu’s Memory Business Unit and then its entire Electronics Devices Group, from 1994 to May 2002. From 1991 to 1994, he was Director of Production Planning in Fujitsu’s Semiconductor group for both Logic and Memory and prior to that he held various positions within Fujitsu’s Electronic Devices Group relating to accounting/finance in Fujitsu’s manufacturing facility in Aizu-Wakamatsu, Japan, its assembly facility in San Diego, California and its San Jose sales office. Mr. Suzuki holds a bachelor’s degree in political science from Tokyo University.

EXECUTIVE COMPENSATION

The following table shows compensation information for our Chief Executive Officer and our four other most highly paid executive officers during fiscal 2005 and fiscal 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long-Term Compensation
								Awards
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation(2)		Restricted Stock Awards($)(3)	Securities Underlying Options/SARs	All Other Compensation(4)
Bertrand F. Cambou President and Chief Executive Officer	2005 2004	$ $	466,752 458,201	$ $	100,000 144,369	$ $	30,000 27,000	$1,371,600	225,000	$ $	9,702 11,188

James E. Doran Executive Vice President and Chief Operating Officer	2005 2004	$ $	370,602 354,670	$ $	679 79,723	$ $	24,700 24,700	$685,812	125,000	$ $	18,707 17,933

Sylvia Summers Executive Vice President, Embedded Memory Division	2005 2004	$ $	360,314 346,025	$ $	660 53,287	$ $	24,000 20,123	$438,912	80,000	$ $	9,845 11,497

Thomas T. Eby Executive Vice President and Chief Marketing and Sales Officer	2005 2004	$ $	354,448 340,818	$ $	649 54,081	$ $	26,295 26,443	$548,640	125,000	$ $	15,021 16,584

Amir Mashkoori Executive Vice President, Wireless Solutions Division	2005 2004	$ $	401,128 334,737	$ $	641 53,181	$ $	27,960 20,123	$438,912	125,000	$ $	12,931 15,180

(1)	Includes cash profit sharing in the following amounts:

	Cambou	Doran	Summers	Eby	Mashkoori
2005	$0	$679	$660	$649	$641
2004	$4,342	$3,365	$3,286	$4,081	$3,175

(2)	We provide our executive officers with a car allowance, and we reimburse some financial planning expenses related to tax preparation and estate planning.
(3)	Restricted stock awards are in the form of restricted stock units. Each restricted stock unit converts upon vesting into one share of our Class A Common Stock, does not have an exercise price or expiration date and vests over a four-year period. These restricted stock unit awards were granted to certain of our employees in lieu of equity awards that would have been granted to them by AMD prior to our initial public offering. For each executive officer, 25% of the restricted stock unit award will vest on April 28, 2006 and the remainder will vest quarterly over the next three years in approximately equal installments.
(4)	Includes:

Matching contributions to AMD’s 401(k) Plan, in which we participate, in the following amounts:

	Cambou	Doran	Summers	Eby	Mashkoori
2005	$6,300	$6,300	$5,405	$6,300	$6,300
2004	$6,150	$6,150	$5,190	$6,150	$6,150

Deferred profit sharing under AMD’s plan, in which we participate, in the following amounts:

	Cambou	Doran	Summers	Eby	Mashkoori
2005	$0	$473	$473	$473	$473
2004	$2,548	$2,548	$2,548	$2,630	$2,548

Matching contributions made to Spansion’s deferred compensation plan in the following amounts:

	Cambou	Doran	Summers	Eby	Mashkoori
2005	$0	$0	$0	$0	$0
2004	$0	$0	$0	$0	$525

Imputed income from term life insurance provided by Spansion under AMD’s policy, in which we participate, in the following amounts:

	Cambou	Doran	Summers	Eby	Mashkoori
2005	$2,622	$2,567	$3,000	$655	$772
2004	$1,710	$2,286	$2,979	$600	$775

Premiums paid for group and individual insurance policies by Spansion under AMD’s policies, in which we participate, in the following amounts:

	Cambou	Doran	Summers	Eby	Mashkoori
2005	$780	$9,161	$780	$7,417	$5,218
2004	$780	$6,949	$780	$7,204	$5,182

SPANSION 2005 OPTION/SAR GRANTS

Name	Number of Securities Underlying Options/SARs Granted(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Bertrand F. Cambou	225,000	11.6%	$12.00	December 15, 2012	$1,099,171	$2,561,536
James E. Doran	125,000	6.5%	$12.00	December 15, 2012	$610,651	$1,423,076
Sylvia Summers	80,000	4.1%	$12.00	December 15, 2012	$390,816	$910,768
Thomas T. Eby	125,000	6.5%	$12.00	December 15, 2012	$610,651	$1,423,076
Amir Mashkoori	125,000	6.5%	$12.00	December 15, 2012	$610,651	$1,423,076

(1)	Amounts represent shares of Class A common stock underlying stock options granted to each of the listed individuals. Each option grant is non-statutory and non-transferable except in specified circumstances. The stock options granted to the officers named above have a seven-year term and vest over a four-year period as follows: 25% of the shares vest on January 28, 2007, and the remainder in equal quarterly installments over the remaining 36 months. Each option is subject to earlier termination upon the optionee’s termination of employment, death or disability. Withholding taxes due on exercise may be paid in cash, or through a sale to cover. Except as provided in any employment agreement or change in control agreement, the options vest only if the executive is employed by us on the vesting date. Upon an optionee’s termination of employment, options may be exercised only to the extent exercisable on the date of such termination of employment. Upon an optionee’s death or disability, certain options that vest during the year of death or disability may become exercisable. Options may also become fully exercisable upon a change in control of Spansion as that term is defined under Spansion’s 2005 Equity Incentive Plan or in accordance with an optionee’s change of control severance agreement. For additional information, see the discussion under “Change of Control Arrangements.”

(2)	The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices of our Common Stock.

AMD 2005 OPTION/SAR GRANTS

Name	Number of Securities Underlying Options/SARs Granted (1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Bertrand F. Cambou	37,500	0.48%	$16.66	February 3, 2012	$254,336	$592,711
James E. Doran	15,000	0.19%	$16.66	February 3, 2012	$101,734	$237,084
Sylvia Summers	10,000	0.13%	$16.66	February 3, 2012	$67,823	$158,056
Thomas T. Eby	12,500	0.16%	$16.66	February 3, 2012	$84,779	$197,570
Amir Mashkoori	10,000	0.13%	$16.66	February 3, 2012	$67,823	$158,056

(1)	Amounts represent shares of AMD common stock underlying options granted to each of the listed individuals. Each option has a seven-year term and is subject to earlier termination upon the optionee’s termination of employment, death or disability. The exercise price may be paid in cash or in previously owned shares. Withholding taxes due on exercise may be paid in cash, with previously owned shares or by having shares withheld. Except as provided in any employment agreement or change in control agreement, the options vest only if the executive is employed by us on the vesting date. Vesting of stock options with an exercise price above $14.51 was accelerated to April 27, 2005 to eliminate future compensation expense with respect to those options under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (Revised 2004). Upon an optionee’s termination of employment, options may be exercised only to the extent exercisable on the date of such termination of employment. Upon an optionee’s death or disability, certain options that vest during the year of death or disability may become exercisable. Options outstanding as of December 15, 2005, which would normally vest through December 31, 2006, were accelerated to vest on December 15, 2005.
(2)	The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices of AMD’s common stock.

AMD AGGREGATED OPTION EXERCISES IN 2005

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at 12/25/05		Value of Unexercised In-The-Money Options at 12/25/05 (1)
			(Exercisable)	(Unexercisable)	(Exercisable)	(Unexercisable)
Bertrand F. Cambou	43,750	$657,253	360,415	8,334	$4,994,760	$148,970
James E. Doran	32,500	$580,925	306,914	10,000	$5,641,387	$178,750
Sylvia Summers	49,000	$535,870	47,332	13,668	$883,630	$296,151
Thomas T. Eby	95,000	$1,279,776	264,439	8,334	$4,413,118	$148,970
Amir Mashkoori	22,593	$365,425	108,537	6,668	$1,933,421	$119,191

(1)	Value for these purposes is based solely on the difference between market value or sale value of underlying shares of AMD common stock on the applicable date (i.e., date of exercise or fiscal year-end) and the exercise price of options times the number of shares covered by the options.

CHANGE OF CONTROL ARRANGEMENTS

Change of Control Severance Agreements. Spansion has entered into change of control severance agreements with each of its executive officers, with the exception of the newly hired Chief Financial Officer, with whom Spansion intends to enter into such an agreement. These agreements are designed to ensure the continued services of the executive officers in the event of a change in control.

For purposes of the change of control severance agreements, a change of control includes the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than AMD and its affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) under certain circumstances. A change of control is conclusively presumed to have occurred on:

•	the acquisition by any person, other than by Spansion, of beneficial ownership of more than 33 percent of either our then-outstanding membership interests or shares of our common stock, or the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors;

•	a change of the majority of our board of directors as of a determination date (the “incumbent board”), provided, however, that any individual becoming a new board director subsequent to the determination date whose election or nomination for election by our securityholders was approved by a vote of at least two-thirds of the members comprising the incumbent board shall be considered as though such individual were a member of the incumbent board;

•	the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or an acquisition of assets or stock of another entity, whereby the individuals and entities that were the beneficial owners of our then-outstanding common stock and other then-outstanding voting securities cease to own more than 50 percent of the then-outstanding equity interests and the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors; or

•	the approval by our stockholders of a complete liquidation or dissolution other than in the context of a transaction that does not constitute a change of control as described above.

The change of control severance agreements provide that, if within two years after a change of control the key officer’s employment is terminated by Spansion or the key officer is constructively discharged, the key officer will receive:

•	a severance benefit equal to three times the sum of the key officer’s rate of annual base compensation plus the key officer’s target annual incentive bonus for the year in which the termination occurs, in the case of Bertrand Cambou;

•	a severance benefit equal to two times the sum of the key officer’s rate of annual base compensation plus the key officer’s target annual incentive bonus for the year in which the termination occurs, in the case of all other key officers;

•	payment of the key officer’s accrued and unpaid base salary, vacation pay and a pro rata annual incentive bonus, if any;

•	the continuation of other incidental benefits, including health benefits, until the earlier of eighteen months or the date upon which the key officer commences receiving generally comparable incidental benefits through employment elsewhere, as applicable; and

•	full and immediate vesting of all unvested stock options, restricted stock awards and other equity or equity equivalent awards.

The change of control severance agreements also provide that, in the event of a change of control, we will reimburse the key officer for federal excise taxes (and taxes on those taxes) payable as a result of benefits received from us in excess of 15% of the threshold set forth in Internal Revenue Code Section 280G.

Vesting of Stock Awards. Under the terms of the 2005 Equity Incentive Plan, the administrator of the plan may, in its discretion, accelerate vesting of awards under certain circumstances, including a change of control of Spansion.

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless you indicate otherwise, your proxy will vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the current year. Ernst & Young LLP served as our independent auditor for fiscal 2005 and fiscal 2004.

During fiscal 2005 and fiscal 2004, AMD’s Audit Committee met with Ernst & Young LLP to review audit and non-audit services performed by Ernst & Young LLP and the fees charged for such services. Among other things, AMD’s Audit Committee examined the effect that the performance of non-audit services may have upon the independence of the registered public accounting firm. All audit, audit-related and tax services provided by Ernst & Young LLP for fiscal 2005 and fiscal 2004 were pre-approved by AMD’s Audit Committee. In addition, our Audit Committee approved the audit for fiscal 2005.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees

Audit Fees. Audit fees of Ernst & Young LLP during fiscal 2005 and fiscal 2004 were associated with the annual audit of our consolidated financial statements, statutory audits required internationally, and fees related to other regulatory filings, including our registration statements for our initial public offering. Audit fees for fiscal 2005 were $4.7 million. Audit fees for fiscal 2004 were $2.5 million.

Audit-Related Fees. There were no fees for audit-related services rendered by Ernst & Young LLP in fiscal 2005 and fiscal 2004.

Tax Fees. Tax fees during fiscal 2005 and fiscal 2004 included tax compliance, tax advice and tax planning. Tax fees for fiscal 2005 were $50,000 and for fiscal 2004 were $15,000.

All Other Fees. There were no other fees paid to Ernst & Young LLP for fiscal 2005 or fiscal 2004.

The Audit Committee’s policy is to pre-approve all audit and non-audit services not prohibited by law to be provided by the independent registered public accounting firm. Such pre-approval authority for non-audit services may be delegated by the Audit Committee to one or more of its members. Any pre-approval decisions must be consistent with the guidelines and fee levels or budgeted amounts established annually by the Audit Committee, provided that the member or members to whom such authority is delegated shall report any pre-approval decisions to the full Audit Committee at its next regular meeting. Any proposed services exceeding the fee levels or budgeted amounts established by the Audit Committee must be specifically approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE CURRENT YEAR. UNLESS YOU INDICATE OTHERWISE,

YOUR PROXY WILL VOTE “FOR” RATIFICATION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with AMD and Fujitsu

AMD and Fujitsu have each entered into various agreements with Spansion as described below. Mr. Ono is a Fujitsu board member in addition to serving as Corporate Executive Vice President of Fujitsu and President of Fujitsu’s Electronic Devices Business Group. Dr. Ruiz is Chairman of the Board, President and Chief Executive Officer of AMD. Mr. Rivet is Executive Vice President and Chief Financial Officer of AMD. Due to their positions with AMD and Fujitsu, each of Mr. Rivet and Dr. Ruiz could be deemed to have an indirect material interest in the transactions with AMD (as described below) and Mr. Ono could be deemed to have an indirect material interest in the transactions with Fujitsu (as described below).

Contribution Agreement

Spansion LLC, the former joint venture 60% owned by AMD and 40% owned by Fujitsu, was reorganized into Spansion Inc. (the “Reorganization”) and on December 15, 2005, Spansion Inc. commenced its underwritten initial public offering of its Class A common stock.

The reorganization from Spansion LLC into Spansion Inc. occurred through the following steps pursuant to a Contribution Agreement dated December 13, 2005. First, AMD Investments, Inc., an indirect wholly-owned subsidiary of AMD, contributed its 60 percent ownership interest in Spansion LLC to Spansion Inc. in exchange for 43,529,402 shares of Class A common stock and one share of Class B common stock of Spansion Inc. Fujitsu contributed all of the outstanding capital stock of Fujitsu Microelectronics Holding, Inc. (“FMH”), the wholly-owned Fujitsu subsidiary that held Fujitsu’s 40 percent ownership interest in Spansion LLC, to Spansion Inc. in exchange for one share of Class C common stock and 29,019,601 shares of Class D common stock of Spansion Inc. FMH was then renamed Spansion Technology Inc. and is a wholly-owned subsidiary of Spansion Inc. As a result, Spansion Inc. became the holding company that both directly and indirectly through Spansion Technology Inc. owns all of the interests in the operating company subsidiary Spansion LLC.

Stockholders Agreement

Spansion entered into a Stockholders Agreement, dated as of December 21, 2005, with AMD and Fujitsu. The Stockholders Agreement imposes certain restrictions and obligations on AMD and Fujitsu and on their respective shares of Spansion’s common stock and provides for certain matters pertaining to Spansion’s management and governance.

Pursuant to the Stockholders Agreement, AMD and Fujitsu agree to vote all shares of common stock held by them or their affiliates so as to cause:

•	after the conversion of Spansion’s Class D common stock into Class A common stock, the election of each Class A director proposed for election by the Nominating Committee of Spansion’s Board of Directors;

•	for so long as each of AMD and Fujitsu, or their respective affiliates, own at least 15 percent of Spansion’s capital stock, the election of Spansion’s Chairman of the Board: (i) to be a Class C Director, subject to approval of a majority of the Class B Directors, until Spansion’s 2007 annual stockholders meeting, provided, however, that until that annual stockholder meeting (but not thereafter) the holder of Class C common stock may, at its discretion, select any Class B Director, instead of the Class C Director, as the Chairman of the Board; (ii) from the Class B Directors, subject to approval of the Class C Director, from Spansion’s 2007 annual stockholders meeting until Spansion’s 2010 annual stockholders meeting; and (iii) thereafter, from either the Class B Directors or the Class C Director, with the right to elect rotating every three years.

Spansion agrees to allow AMD or Fujitsu, as the case may be, to have one representative attend Spansion’s Board meetings as a non-voting participant for so long as such stockholder owns at least five percent of Spansion’s capital stock, on an as converted to common stock basis.

The Stockholders Agreement also provides that neither stockholder can transfer any shares, except to majority-owned subsidiaries, until the earlier of one year from December 15, 2005 or the conversion of the Class D common stock into Class A common stock. In addition, neither stockholder can transfer shares in an amount equal to or greater than one percent of the then outstanding common stock to any entity whose principal business competes with Spansion, without first obtaining the consent of the non-transferring stockholder, such consent not to be unreasonably withheld after June 30, 2007.

The Stockholders Agreement also provides that Spansion will agree with AMD and Fujitsu to provide, subject to limitations, various financial and other information relating to Spansion and to assist them in connection with their respective reporting, disclosure and other obligations. Each party has agreed that it will use any information provided under the agreement, unless otherwise made public, only in connection with these obligations and that it will not use the information for any other purpose, including in connection with the sale or purchase of securities issued by Spansion.

Pursuant to the Stockholders Agreement, Spansion has agreed to grant AMD and Fujitsu rights to request Spansion to register all or any part of their shares of Class A common stock under the Securities Act. In addition, subject to limitations, AMD and Fujitsu have rights to request that their shares be included in any registration of Spansion’s common stock that Spansion initiates.

With the exception of board observer rights and registration rights, the Stockholders Agreement shall terminate when each of AMD’s and Fujitsu’s aggregate ownership interest in Spansion falls below ten percent.

Amended and Restated Fujitsu Distribution Agreement

Spansion and Fujitsu were previously party to the Fujitsu Distribution Agreement which the parties amended and restated as of December 21, 2005. The Amended and Restated Fujitsu Distribution Agreement provides that Fujitsu acts as Spansion’s sole distributor for sales of its products in Japan and to specified customer accounts associated with Fujitsu. Fujitsu also acts as a distributor throughout the rest of the world, other than Europe and the Americas with limited exceptions and with respect to customer accounts that have been associated with AMD. We license use of the Spansion trademark to Fujitsu so that our products are sold under the Spansion brand name. We also indemnify Fujitsu from and against any third-party action claiming our products infringe upon a third-party’s intellectual property rights up to the amounts paid to Fujitsu by their customers for the affected products.

Under the Fujitsu Distribution Agreement, Spansion’s prices are based on its recommended sales prices, subject to adjustment in certain cases based on Fujitsu’s sales prices to their customers, less an agreed-upon distribution margin, currently 4.3 percent. Spansion has the right to sell or appoint additional distributors to sell its products outside of Japan. Spansion’s right to appoint additional distributors to sell products in Japan or to sell to specified accounts associated with Fujitsu is subject to Fujitsu’s consent for so long as Fujitsu’s aggregate ownership interest in Spansion remains above 12.5 percent. Fujitsu has agreed to use its best efforts to promote the sale of Spansion’s products in Japan and to specified customers served by Fujitsu. In the event that Spansion reasonably determines that Fujitsu’s sales performance is not satisfactory based on specified criteria, then Spansion has the right to require Fujitsu to propose and implement an agreed-upon corrective action plan. If Spansion reasonably believes that the corrective action plan is inadequate, Spansion can take steps to remedy deficiencies through means that include selling products itself or appointing another distributor as a supplementary distributor. Fujitsu is entitled to up to 35 percent of Spansion’s quarterly production volume in short supply situations. That percentage is subject to reduction based on Fujitsu’s level of ownership in Spansion and its level of purchases in previous quarters.

AMD Distribution and Agency Agreements

AMD’s sales force responsible for selling our products and related personnel was transferred to us as of April 1, 2005 and AMD ceased to earn any distribution margin on the sale of our products. Although the transition of some related support functions, including booking and billing, is still underway, we expect to sell directly to AMD’s current customers, as well as potential customers not served by Fujitsu. To achieve this goal, as of April 1, 2005, Spansion and AMD entered into an Agency Agreement pursuant to which AMD appointed us as its sales agent to assist AMD in fulfilling AMD’s obligations under the AMD Distribution Agreement (described below) and to carry out AMD’s sales, marketing and customer support activities on AMD’s behalf and in AMD’s name with existing and new Flash memory customers. After AMD’s sales support and operations are fully transitioned to us, which we expect will occur in the first half of fiscal 2006, the Agency Agreement and the AMD Distribution Agreement described below will be terminated.

Spansion and AMD are party to the AMD Distribution Agreement, pursuant to which AMD acts as our sole distributor for sales of our products in the Americas and Europe and specified customer accounts associated with AMD. AMD also acts as a distributor throughout the rest of the world except in Japan and with respect to customer accounts associated with Fujitsu, which are served by Fujitsu. We license use of the Spansion trademark to AMD so that our products are sold under our own brand name. Spansion also indemnifies AMD from and against any third-party action claiming our products infringe upon a third-party’s intellectual property rights up to the amounts paid to AMD by their customers for the affected products.

Under the AMD Distribution Agreement, our prices are based on our recommended sales prices, subject to adjustment in specified cases based on AMD’s sales prices to their customers. AMD earns no distribution margin on the sale of our products. Spansion has the unconditional right to appoint additional distributors to sell our products outside of the Americas and Europe. Spansion’s right to appoint additional distributors to sell products in the Americas and Europe or to sell to specified customers served by AMD is subject to AMD’s consent for so long as AMD’s aggregate ownership interest in Spansion remains above 25 percent. AMD has agreed to use its best efforts to promote the sale of our products in the Americas and Europe and to specified customers served by AMD. In the event that Spansion reasonably determines that AMD’s sales performance is not satisfactory based on specified criteria, then Spansion has the right to require AMD to propose and implement an agreed-upon corrective action plan. If Spansion reasonably believes that the corrective action plan is inadequate, Spansion can take steps to remedy deficiencies ourselves through means that include appointing another distributor as a supplementary distributor. AMD is entitled to up to 35 percent of our quarterly production volume in short supply situations. That percentage is subject to reduction based on AMD’s level of ownership in us and its level of purchases in previous quarters. Spansion and AMD can mutually agree to terminate the AMD Distribution Agreement at any time. Either party can terminate the agreement for a material breach of performance thereunder after a failure to cure the breach within 120 days. Spansion also has the right to terminate the agreement upon 90 days notice if AMD’s ownership interest in us falls below ten percent.

Margin Split Agreement

In April 2005, as a result of the anticipated termination of the AMD Distribution Agreement we reached an understanding with AMD and Fujitsu that the Margin Split Agreement described below will be terminated after AMD’s support operations are fully transitioned to us, which we expect will occur in the first half of fiscal 2006. In connection with their roles as sole distributors of our products, AMD and Fujitsu entered into a Margin Split Agreement with Spansion whereby they share distribution margins resulting from sales of our products that involve the efforts of both Fujitsu and AMD under specific circumstances. Under this agreement, AMD and Fujitsu may provide to each other referrals of potential customers for sales of products by the other distributor. AMD and Fujitsu may also perform design-in work on products to be sold by the other distributor. In return for each referral or design-in, Fujitsu and AMD agree to pay each other a portion of the distribution margin they earn on the end sale of our products to their customers.

Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement

AMD and Fujitsu have each contributed to Spansion various intellectual property rights pursuant to an Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement dated as of

December 21, 2005. Under this agreement, Spansion became owner, or joint owners with each of Fujitsu and AMD, of certain patents, patent applications, trademarks, and other intellectual property rights and technology. AMD and Fujitsu reserved rights, on a royalty-free basis, to practice the contributed patents and to license these patents to their affiliates and successors-in-interest to their semiconductor groups. AMD and Fujitsu each have the right to use the jointly-owned intellectual property for their own internal purposes and to license such intellectual property to others to the extent consistent with their non-competition obligations to Spansion. Subject to our confidentiality obligations to third parties, and only for so long as AMD’s and Fujitsu’s ownership interest remains above a specific minimum level, we agreed to identify any of our technology to each of AMD and Fujitsu, and to provide copies of and training with respect to that technology to them. In addition, we have granted a non-exclusive, perpetual, irrevocable fully paid and royalty-free license of our rights in that technology to each of AMD and Fujitsu.

Under this agreement, for as long as AMD continues to hold a majority of Spansion’s shares entitled to vote for the election of directors, AMD has agreed to enforce its applicable patents to minimize, to the extent reasonably possible, any of Spansion’s losses, provided that the details of the manner in which AMD enforces its patents, including which of its patents AMD enforces, is left to AMD’s reasonable discretion. AMD may grant licenses under Spansion’s patents, provided that these licenses are of no broader scope than, and are subject to the same terms and conditions that apply to, any license of AMD’s patents granted in connection with such license, and the recipient of such license grants to Spansion a license of similar scope under its patents. Until the earlier of December 21, 2007 or when our Board of Directors adopts a resolution to convert the Class D Common Stock to Class A Common Stock, Fujitsu has agreed to consider conditionally granting us an extension of rights under additional patents in circumstances where Spansion can reasonably assert such patents as a claim or counterclaim to third party infringement claims asserted against Spansion.

Amended and Restated Patent Cross-License Agreements

Spansion was previously party to a patent cross-license agreement with each of AMD and Fujitsu, each of which was amended and restated as of December 21, 2005. Under these patent cross-license agreements, Spansion granted to each of AMD and Fujitsu, and AMD and Fujitsu each granted to Spansion, non-exclusive licenses under certain patents and patent applications of their semiconductor groups to make, have made, use, sell, offer to sell, lease, import and otherwise dispose of certain semiconductor-related products anywhere in the world. The patents and patent applications that are licensed are those with an effective filing date prior to the termination of Spansion’s patent cross-license agreements. The agreements will automatically terminate on the later of June 30, 2013 and the date AMD or Fujitsu, as applicable, sells its entire equity interest in Spansion. The agreements may be terminated by a party on a change in control of the other party or its semiconductor group. The licenses to patents under license at the time of the termination will survive until the last such patent expires.

In cases where there is a change of control of Spansion, AMD, Fujitsu, or the semiconductor group of AMD or Fujitsu, as the case may be, each other party to the cross-license agreement shall have the right to terminate the agreement (or to invoke the provisions described in this paragraph if the agreement had been previously terminated) by giving 30 days written notice within 90 days after receiving notice of the change of control. If so terminated, the rights, licenses and immunities granted under the agreement will continue solely with respect to those licensed patents that are entitled to an effective filing date that is on or before, and are licensed as of, the date of such change of control, and will continue until the expiration of the last to expire of such licensed patents. Moreover, with respect to circuit patents, which are patents (other than process patents) covering elements relating to electrical signals to achieve a particular function, the rights, licenses and immunities granted to the party undergoing the change of control are limited solely to:

(i) each existing and pending product of such party as of the date of change of control;

(ii) each existing and pending product of the acquiring third party of such party as of the date of change of control that would have been in direct competition with products described in (i) above; and

(iii) successor products of products described in (i) and (ii) above.

In fiscal 2005, Spansion incurred royalty expenses of approximately $14 million to each of AMD and Fujitsu under their respective patent cross-license agreements. Spansion will continue to make royalty payments associated with licenses that survive the termination of the agreement. Under the respective amended and restated patent cross-license agreements, Spansion will pay royalties to each of AMD and Fujitsu in the amount of 0.3 percent of net sales of Spansion’s products. The royalty rates will be further reduced to 0.15 percent at the time the Class D Common Stock is converted into Class A Common Stock, and thereafter to zero percent on the second anniversary of the date of such conversion. The royalty rates were negotiated by AMD, Fujitsu and us.

Amended and Restated Non-Competition Agreement

Spansion, AMD and Fujitsu executed an Amended and Restated Non-Competition Agreement, dated as of December 21, 2005. Pursuant to this Agreement, AMD and Fujitsu each agree not to directly or indirectly engage in a business that manufactures or supplies standalone semiconductor devices (including single chip, multiple chip or system devices) containing only Flash memory, which is the business in which Spansion primarily competes. This non-competition agreement does not prevent AMD or Fujitsu from manufacturing or selling products that incorporate Flash memory (whether it be Spansion Flash memory or a competitive product). Although AMD currently has no other operations that compete in the Flash memory market, Fujitsu currently produces and sells products that incorporate Spansion Flash memory or competitive Flash memory. Furthermore, AMD and Fujitsu each agree that if either of them acquires a business that has a division or other operations that manufactures or supplies standalone semiconductor devices (including single chip, multiple chip or system devices) containing only Flash memory, AMD and Fujitsu will provide Spansion with a right of first offer to acquire the competing division or operations. AMD and Fujitsu are required to use their commercially reasonable efforts to divest the competing division or operations if Spansion does not purchase them. These non-competition obligations of AMD will last until the earlier of (i) the dissolution of Spansion, and (ii) two years after the date on which AMD’s ownership interest in Spansion is less than or equal to five percent. These non-competition obligations of Fujitsu will last until the earlier of (i) the dissolution of Spansion, and (ii) two years after the date on which Fujitsu’s ownership interest in Spansion is less than or equal to five percent.

Spansion, AMD and Fujitsu also agreed not to solicit each other’s employees. Without Spansion’s prior written consent, each of AMD and Fujitsu will not directly or indirectly either for itself or another person, (i) hire any individual employed by Spansion or (ii) solicit or encourage any individual to terminate his or her employment with Spansion. These obligations not to solicit or hire do not apply if (A) Spansion has terminated the employment of such individual or (B) at least two years has elapsed since such individual has voluntarily terminated his or her employment with Spansion. Similarly, without the prior written consent of AMD or Fujitsu, Spansion agreed not to directly or indirectly either for ourselves or another person, (i) hire any individual employed by AMD or Fujitsu or (ii) solicit or encourage any individual to terminate his or her employment with AMD or Fujitsu. These obligations not to solicit or hire do not apply if (A) AMD or Fujitsu, as applicable, has terminated the employment of such individual or (B) at least two years has elapsed since such individual has voluntarily terminated his or her employment with AMD or Fujitsu, as applicable. These non-solicitation obligations of AMD will last until the earlier of (i) the dissolution of Spansion, and (ii) two years after the date on which AMD’s ownership interest in Spansion is less than or equal to five percent. These non-solicitation obligations of Fujitsu will last until the earlier of (i) the dissolution of Spansion, and (ii) two years after the date on which Fujitsu’s ownership interest in Spansion is less than or equal to five percent. These non-solicitation obligations of Spansion with respect to AMD employees or Fujitsu employees will terminate at the same time as the non-solicitation obligations of AMD or Fujitsu, as applicable, terminate.

Amended and Restated AMD/Fujitsu Service Agreements

Spansion is party to various service agreements with each of AMD and Fujitsu. Under its Amended and Restated IT Services Agreement dated as of December 21, 2005 and its Amended and Restated General Administrative Services Agreement dated as of December 21, 2005, AMD provides, among other things, information technology, facilities, logistics, legal, tax, finance, human resources, and environmental health and safety services to us. Under its IT Services Agreement and General Services Agreement, Fujitsu provides, among other things, information technology, research and development, quality assurance, insurance, facilities, environmental, and human resources services primarily to our manufacturing facilities in Japan. For services rendered, AMD and Fujitsu are each paid fees in an amount equal to cost plus five percent except for services procured by AMD and Fujitsu from third parties, which are provided to Spansion at cost. AMD and Fujitsu each has the right to approve certain amendments to the other’s service agreements with Spansion.

Unless otherwise earlier terminated, each of these service agreements expires on June 30, 2007, but the applicable parties may extend the term by mutual agreement. Spansion has the ability to terminate individual services under the general services agreements at any time and for any reason upon at least six months’ advance notice. With respect to the IT service agreements and general administrative service agreements, if AMD or Fujitsu has failed to comply with applicable service levels for a particular service and has failed to rectify such performance failure, we may terminate such service after 60 days have elapsed since initial notification of the failure to perform the service. Moreover, Spansion may terminate an entire IT service agreement or general administrative services agreement if AMD or Fujitsu breaches its material obligations under the respective agreement and does not cure such default within 90 days after receipt of a notice of default from us. Similarly, AMD or Fujitsu can terminate the respective agreement for our failure to make payments when due if Spansion fails to cure such default within 90 days after receipt of notice of default.

For fiscal 2005, the total charges to Spansion for services from AMD were approximately $97 million and the total charges to Spansion for services from Fujitsu were approximately $20 million.

Spansion and AMD also executed an Amended and Restated Reverse General Administrative Services Agreement dated as of December 21, 2005. Pursuant to this agreement, Spansion provides certain research and design services to AMD and Spansion (China) Limited provides manufacturing support services to AMD Technologies (China) Co. Ltd., AMD’s microprocessor assembly and test facility in Suzhou, China. For services rendered, Spansion is paid fees generally in an amount equal to cost plus five percent. Unless otherwise earlier terminated, this service agreement expires on June 30, 2007, but the parties may extend the term by mutual agreement. AMD has the ability to terminate individual services under these agreements at any time and for any reason upon at least six months’ advance notice. In addition, if Spansion has failed to comply with applicable service levels for a particular service and has failed to rectify such performance failure, AMD may terminate such service after 60 days have elapsed since initial notification of the failure to perform the service. Moreover, AMD may terminate the entire agreement if Spansion breaches its material obligations under the agreement and does not cure such default within 90 days after receipt of a notice of default from AMD. Similarly, Spansion can terminate the agreement for AMD’s failure to make payments when due if it fails to cure such default within 90 days after receipt of notice of default. For fiscal 2005, the total charge to AMD for these services was approximately $46 million.

Manufacturing Services Agreement

Spansion and Fujitsu are party to a Manufacturing Services Agreement dated as of June 30, 2003, as amended by a First Amendment, dated as of August 31, 2005, pursuant to which Fujitsu provides manufacturing services to us at volumes ordered by Spansion and prices established on a quarterly basis. Prices are on the basis of product-type, and are equal to Fujitsu’s good faith estimate of its projected material, labor and overhead costs for the applicable product-type plus three percent. If Fujitsu’s aggregate expended labor and overhead costs for the manufacturing services actually purchased by Spansion during a fiscal quarter are less than 97 percent of the projected labor and overhead costs for such fiscal quarter, then Spansion is required to pay Fujitsu the amount of such deficiency in order to protect Fujitsu’s labor and overhead commitments from situations where the actual amounts of services purchased by Spansion is materially different from projected orders. These services consist of assembly and testing services for Spansion products. The amended manufacturing service agreement will expire on September 30, 2006, provided that Spansion can terminate this agreement at any time upon four months’ notice, and Spansion and Fujitsu may agree to terminate at any time. In addition, if either party materially defaults in the performance of a material obligation under the agreement, the non-defaulting party may terminate the agreement if the defaulting party has failed to cure the breach within a reasonable period of time of not less than 120 days after receipt of a notice of default from the other party. As a result of manufacturing services provided by Fujitsu, Spansion incurred approximately $35 million of expenses in fiscal 2005.

Spansion Japan/Fujitsu Foundry Agreement

On March 31, 2005, Spansion Japan, one of Spansion’s subsidiaries, entered into a foundry manufacturing agreement with Fujitsu. Under this agreement, Spansion Japan provides wafer process foundry manufacturing services for Fujitsu’s microcontroller products which contain embedded Flash memory. The agreement has a term of three years and is automatically renewed for additional one-year periods absent notification of termination by a party at least two years prior to the termination date. Fees paid by Fujitsu to Spansion Japan under this agreement during fiscal 2005 were $1.5 million.

Remediation Agreement

In connection with Spansion’s reorganization as of June 30, 2003, AMD contributed to Spansion assets, including real property located in Sunnyvale, California which is a Superfund listed property under CERCLA. A clean up order was issued by the San Francisco Bay Regional Water Quality Control Board, and a record of decision for remedial action for the site was issued by the U.S. Environmental Protection Agency in 1991, pursuant to which AMD must conduct groundwater remediation activities. To clarify their respective responsibilities regarding the release of hazardous substances at the Sunnyvale property prior to its contribution to Spansion, Spansion entered into a remediation agreement with AMD and Fujitsu, pursuant to which AMD agreed to conduct remediation activities in accordance with the U.S. EPA’s record of decision and the San Francisco Bay Regional Water Quality Control Board’s order. AMD also agreed to indemnify Fujitsu and Spansion against any losses incurred by Fujitsu and Spansion in connection with this environmental condition for actions taken prior to the contribution of the property to Spansion.

Leases

In connection with Spansion’s reorganization, AMD’s subsidiary, Advanced Micro Devices Export SDN BHD (AMD Penang), agreed to lease land and premises in Penang, Malaysia, to Spansion (Penang) SDN BHD, our subsidiary in Malaysia, for a term of three years expiring on June 30, 2006. The lease covers use of approximately 81,000 square feet of space, including use of the common areas shared with AMD Penang. Spansion must use the premises for test, mark, pack, assembly, research and development and related services and operations. Pursuant to the lease, Spansion pays a monthly rental amount equal to a percentage of the total operating expenses of the premises. Upon expiration of the initial term of the lease, Spansion will have the option of renewing the agreement for up to two additional three-year terms. As a result of the lease from AMD, Spansion incurred approximately $44,000 of rental expenses in fiscal 2005.

In connection with Spansion’s reorganization, Fujitsu’s subsidiary, Fujitsu VLSI, agreed to lease premises in Aichi, Japan, to Spansion Japan for a term of one year, to be automatically renewed for one year periods unless three months prior notice is given by either party. Under this lease, Fujitsu VLSI also provides various office services to Spansion Japan. Spansion pays Fujitsu VLSI approximately $16,000 per month (based on December 25, 2005 exchange rates) for the premises lease and the office services.

Spansion leases from Fujitsu the land upon which JV1, JV2 and JV3, Spansion’s fabs in Aizu-Wakamatsu, Japan, are located. As a result of Spansion’s lease with Fujitsu, we incurred approximately $2.3 million in expenses in fiscal 2005.

Purchase and Sale Agreement for Austin, Texas Properties

Spansion entered into a Purchase and Sale Agreement, dated as of December 21, 2005, with AMD for the purchase of properties located in Austin, Texas, for approximately $6 million. The purchase price represents the net book value of the properties as of October 24, 2005. Spansion paid a portion of the purchase price in cash with the remaining amount payable to AMD pursuant to a promissory note with a principal outstanding amount equal to $5,687,621. The interest rate on the promissory note was equal to seven percent per annum. The indebtedness evidenced by the promissory note is secured by a vendor’s lien retained in the deed and a lien granted by Spansion to AMD pursuant to a Deed of Trust and Security Agreement executed in connection with the Purchase and Sale Agreement.

Purchase and Sale Agreement for Penang, Malaysia Properties

Spansion’s wholly-owned subsidiary, Spansion (Penang) Sdn. Bhd. entered into a Sale and Purchase Agreement, dated as of December 20, 2005, with Advanced Micro Devices Export Sdn. Bhd. for the purchase of properties located in Penang, Malaysia, for approximately $5 million. The purchase price represents the net book value of the properties as of October 24, 2005. Spansion (Penang) Sdn. Bhd. issued to Advanced Micro Devices Export Sdn. Bhd. a promissory note with a principal amount equal to the aggregate purchase price. The interest rate on the promissory note was equal to seven percent per annum.

Cerium Purchase Agreement

Spansion and AMD entered into a purchase agreement on December 19, 2005, effective as of October 24, 2005, for the purchase of all of the membership units of Cerium Laboratories LLC, a Delaware limited liability company and a wholly-owned subsidiary of AMD. Spansion issued to AMD a promissory note with a principal amount equal to the aggregate purchase price of $335,453. The purchase price represents the net book value of the Cerium membership units as of October 24, 2005. The interest rate on the promissory note was equal to seven percent per annum. The principal amount of the promissory note and all accrued an unpaid interest was paid to AMD on December 21, 2005.

Financial Obligations

Spansion is party to several third-party loan agreements and lease financings, where Spansion’s repayment or payment obligations thereunder are, in the aggregate, guaranteed by AMD and Fujitsu approximately in proportion to their percentage ownership interest in Spansion immediately prior to our initial public offering (60 percent by AMD, 40 percent by Fujitsu). On September 19, 2005, Spansion used funds from Spansion’s senior secured revolving credit facility to repay the outstanding principal and interest of approximately $24 million under a term loan with a certain financial institution. As a result of the repayment of this loan, the guarantees of AMD and Fujitsu were released. As of December 26, 2004, the outstanding amount guaranteed by AMD was approximately $26.8 million and the outstanding amount guaranteed by Fujitsu was approximately $17.8 million.

Exchange Agreement

In connection with Spansion’s initial public offering, Spansion, AMD and Fujitsu executed an Exchange Agreement dated December 15, 2005, pursuant to which on December 21, 2005 (1) Fujitsu cancelled $40 million of the aggregate principal amount outstanding under Spansion’s promissory note issued to Fujitsu on June 30, 2003, in exchange for 3,333,333 shares of the Company’s Class D common stock, and (2) AMD cancelled $60 million of the aggregate principal amount outstanding under Spansion’s promissory note issued to AMD on June 30, 2003, in exchange for 5,000,000 shares of the Spansion’s Class A common stock.

12.75% Senior Subordinated Notes Due 2016

On December 21, 2005, Spansion LLC issued to AMD $175 million aggregate principal amount of its 12.75% Senior Subordinated Notes Due 2016. The senior subordinated notes were issued at 90.828% of face value, resulting in net proceeds of approximately $158.9 million. The senior subordinated notes are general unsecured obligations of Spansion LLC and rank junior to any existing and future senior debt of Spansion Inc., STI or Spansion LLC. Interest is payable on April 15 and October 15 of each year beginning April 15, 2006 until the maturity date of April 15, 2016. Certain events may result in the accelerated maturity of the senior subordinated notes, including a default in any interest, principal or premium amount payment; a merger, consolidation or sale of all or substantially all of Spansion’s property; a breach of covenants in the senior subordinated notes or the respective indenture; a default in certain debts; or if a court enters certain orders or decrees under any bankruptcy law. Upon occurrence of one of these events, the principal of and accrued interest on all of the senior subordinated notes may be immediately due and payable. If Spansion Inc., STI or Spansion LLC incurs any judgment for the payment of money in an aggregate amount in excess of $50 million or takes certain voluntary actions in connection to insolvency, all amounts on the senior subordinated notes shall be due and payable immediately.

We applied the net proceeds from the sale of the senior subordinated notes to repay the outstanding principal and interest on two notes which we issued to AMD in connection with our reorganization as Spansion LLC in June 2003. These notes bore interest at the London Interbank Offered Rate, or LIBOR, plus four percent, subject to a maximum of seven percent, to be paid quarterly.

Voting Agreement

AMD has agreed with Spansion that, with respect to the election of Class A Directors, AMD will vote its shares of Class A Common Stock, or will cause such shares to be voted, in the same manner and percentage as the other holders of Class A Common Stock vote for Class A Directors that are up for election. This agreement will terminate at such time as Spansion’s Class D Common Stock is converted into Class A Common Stock, which conversion will occur no later than December 15, 2006.

Separation Agreement and General Release

On February 3, 2006, Spansion and Steven Geiser entered into a Separation Agreement and General Release in connection with Mr. Geiser’s resignation from his positions as Corporate Vice President, Chief Financial Officer and Treasurer of Spansion. Pursuant to this agreement, Spansion has agreed to pay Mr. Geiser a lump sum separation payment of $350,000.

Indemnification Agreements

Spansion has entered into an indemnification agreement with each of Spansion’s directors. In addition, indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the Performance Graph on page 34 will not be incorporated by reference into any such filings, nor will they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Committee”) oversees Spansion’s executive compensation programs and equity plans, and is responsible for approving and reporting to the Board on the compensation of Spansion’s executive officers, including the Chief Executive Officer (“CEO”).

Since the inception of Spansion in December 2005, the Committee has consisted of Patti S. Hart, the chair of the Committee, David K. Chao, and David E. Roberson. All three members of the Committee are “independent,” as determined by the Board of Directors and are “outside directors,” as defined in Section 162(m) of the Internal Revenue Code.

The Committee, through delegation from the Board of Directors, is responsible for, among other things:

•	Overseeing the establishment of performance goals and objectives for the CEO and subsequently evaluating the CEO’s performance, and ultimately his or her compensation, in light of these goals and objectives;

•	Overseeing the establishment by the CEO of performance goals and objectives for Spansion’s non-CEO executive officers, and subsequently evaluating their performance and compensation in light of these goals and objectives;

•	Administering Spansion’s 2005 Equity Incentive Plan, including approval of equity grants to the executive officers, and awards to other employees, depending on the terms of such awards;

•	Administering Spansion’s Executive Investment Account Plan, a non-qualified executive deferred compensation plan;

•	Providing oversight with respect to succession planning for the CEO and other executive officers; and

•	Producing an annual report on executive compensation for inclusion in the Company’s proxy materials.

In discharging its duties, the Committee has sole authority to retain and/or replace, as it deems necessary, legal counsel, compensation consultants and other advisors to provide independent, expert perspectives and advice on matters related to executive compensation and performance, equity plans and other issues relevant to the Committee’s responsibilities. Spansion pays the fees of such advisors.

Compensation Philosophy

Spansion’s compensation philosophy is to:

•	Recognize and reward achievement of performance objectives of Spansion, each business unit, each team and each employee;

•	Provide an opportunity for employees to share in the financial success of Spansion through profit-sharing and bonus programs;

•	Structure overall target compensation to be competitive in order to attract, motivate, reward and retain highly qualified executives and other employees;

•	Maintain flexible programs that can be modified in response to changes in competitive trends and Spansion’s financial situation; and

•	Align the interests of management and stockholders through the use of equity incentives and stock ownership.

As part of implementing its compensation philosophy, Spansion will provide executive officers with:

•	Base salary;

•	Short- and long-term cash incentives tied to specific goals that support sustained, long-term growth in profits;

•	Equity incentives; and

•	Other benefits.

Base Salaries. When establishing base salaries and target cash for executive officers, the Committee will consider the executive’s role, leadership responsibilities and performance during the past year as well as the amount of compensation paid to executive officers in similar positions at comparable and other select companies.

Cash Incentives. Short- and long-term cash incentives will incorporate both financial and individual performance measures that reinforce sustained, long-term growth of profits. The long-term incentives may be comprised of cash and equity.

Equity Incentives. A fundamental tenet of Spansion’s compensation policy is that equity participation creates a vital long-term partnership between executive officers and other stockholders, and Spansion’s equity program will operate in alignment with this tenet.

Other Benefits. Spansion will provide other benefits to executive officers at a competitive level, including, for example, profit sharing, car allowance, an elective income deferral/investment plan, a health care plan and a 401(k) plan.

Tax Policy. Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Committee will endeavor to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. While the Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, certain compensation paid by Spansion in the future may not be fully deductible under Section 162(m).

Compensation of the CEO

At the end of 2005, Dr. Cambou’s annual base salary as the CEO was $675,000, as approved by the former compensation committee of the board of managers of Spansion’s predecessor, Spansion LLC. He also received $29,667 under a long-term cash incentive plan for plan years 2001, 2002 and 2003, and $140,026 under a short-term cash incentive plan for plan year 2004. In addition, based on meeting two specific 2005 performance goals, Dr. Cambou received a special incentive bonus in the amount of $100,000. Dr. Cambou also received car expense payments totaling $24,000 and reimbursement for financial planning expenses in the amount of $6,000. In light of the substantial and sustained role Dr. Cambou played in Spansion’s successful initial public offering (“IPO”) in December 2005, at the time of the IPO this Committee approved an equity award for him under Spansion’s 2005 Equity Incentive Plan in the amount of 225,000 non-qualified options and 114,300 restricted stock units with respect to shares of Spansion’s Class A Common Stock.

The Committee will continue to assess the Company’s executive compensation policies and programs and will consider, among other things, the accounting treatment of stock options, potential dilution of earnings per share, the incentive value of various equity vehicles, the role of cash and equity and the need to retain key talent.

COMPENSATION COMMITTEE

Patti S. Hart, Chair
David K. Chao
David E. Roberson

AUDIT COMMITTEE REPORT

To the Board of Directors

of Spansion Inc.

April 3, 2006

The Audit Committee reviewed and discussed Spansion’s audited financial statements for the fiscal year ended December 25, 2005, with Spansion management and Ernst & Young LLP, Spansion’s independent registered public accounting firm. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of Spansion’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee.

The Audit Committee also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

David E. Roberson, Chair
David K. Chao
Patti S. Hart

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total return on our common stock, the Nasdaq Market Index and the S&P 500 Semiconductors Index from December 16, 2005, the first trading day of Spansion’s Class A Common Stock, through December 25, 2005, the end of fiscal 2005. The past performance of our Common Stock is no indication of future performance.

This graph was plotted using the following data:

	December 16, 2005	December 25, 2005
Spansion Inc.	$100	$103.32
Nasdaq Market Index	$100	$99.80
S&P 500 Semiconductors Index	$100	$99.24

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Spansion’s Annual Report on Form 10-K, which includes Spansion’s audited financial statements for the fiscal year ended December 25, 2005, has accompanied or preceded this proxy statement. You may also access a copy of Spansion’s Annual Report on Form 10-K in the Investor Relations section of www.spansion.com. Upon your request, we will provide, without any charge, a copy of any of Spansion’s filings with the Securities and Exchange Commission. Requests should be directed to Spansion’s Corporate Secretary at Spansion Inc., 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088 or by email to Corporate.Secretary@spansion.com.

Spansion is a registered trademark of Spansion Inc. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

Appendix A

CHARTER OF THE AUDIT COMMITTEE OF SPANSION INC.

This Audit Committee Charter was adopted by the Board of Directors of Spansion Inc. (the “Company”) effective December 15, 2005.

I. PURPOSE

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. In addition, the Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated by the Board of Directors to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with accounting principles generally accepted in the United States (“GAAP”) and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with GAAP and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. MEMBERSHIP

The Committee shall consist of no fewer than three members of the Board; provided, that at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member shall be able to read and understand fundamental financial statement, including a company’s balance sheet, income statement and cash flow statement

(and therefore meet the knowledge requirements of applicable law and the rules of the Securities and Exchange Commission (the “SEC”) and the NASDAQ National Market in effect from time to time, subject to any exceptions allowed by such rules and any waivers granted by such authorities) as determined by the Board in its business judgment. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC, meaning that such member shall have past employment experience in accounting or related financial management, requisite professional certification in accounting or other comparable experience or background that results in the individual’s financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities), as determined by the Board in its business judgment. The Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if it does not have at least one member of the Committee who is an “audit committee financial expert” and, if so, the reasons as to why no such member meets such criteria.

Each Committee member shall satisfy the independence requirements of the Nasdaq National Market and Rule 10A-3 under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent. No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee and its Chair shall be appointed by and serve at the discretion of the Board and may be removed from the Committee, with or without cause, by the Board, following the recommendations of the Company’s Nominating and Corporate Governance Committee.

III. MEETINGS AND PROCEDURES

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee, applicable law or the rules of the NASDAQ National Market.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. Special meetings of the Committee may be called by the Chair and shall be called promptly upon the request of any two Committee members. The Committee shall meet separately with management, with the internal auditor and with the independent auditor. The Compensation Committee shall maintain written minutes of its meetings, and the Secretary shall file such minutes with the minutes of the meetings of the Board.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. At its discretion, the Committee may, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the

Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have unrestricted independent access to the Company’s independent auditors, internal auditors, employees and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent auditors to attend meetings of the Committee or meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee, except as provided in Section 2 of Article IV below.

IV. DUTIES AND RESPONSIBILITIES

Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to, and be ultimately accountable to, the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement and the fees and terms thereof, in either case on an engagement-by-engagement basis. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered pursuant to the pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting of the Committee. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. The Company shall disclose in its annual and quarterly reports filed under the Exchange Act any approval of non-audit services during the period covered by the applicable report.

3. Independence of Independent Auditor. At least annually, the Committee shall review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii) The Committee shall review and evaluate the lead partner of the independent auditor, and shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) If applicable, the Committee shall consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with the planning of each annual audit to discuss the review of internal controls, the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles; (B) major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (C) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of applying GAAP on the Company’s financial statements; (D) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; (E) any unusual or non-recurring items; and (F) the nature and substance of significant reserves.

(iii) The Committee shall review and discuss the annual audited financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management, the internal auditor and the independent auditor.

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (i) any accounting adjustments that were noted or proposed by the auditor but were “not recorded” (as immaterial or otherwise); (ii) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company; and (iv) the responsibilities, budget and staffing of the Company’s internal audit function. The Committee shall obtain from the independent auditor assurances that the audit was conducted in a manner consistent with Section 10A(b) of the Exchange Act.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (i) all accounting policies and practices to be used that the independent auditor identifies as critical; (ii) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any. Such reports must be provided to the Committee before any auditor’s report is filed with the SEC.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect, or any successor guideline.

6. Recommendation to Include Financial Statements in Annual Report. Based on the review and discussions in paragraphs 4(iii) and 5(iii) above, the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, the Committee shall determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management, the Independent Auditor and the Internal Auditor. The Committee shall review and discuss the quarterly financial statements to be included in the Company’s Quarterly Report on Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management, the internal auditor and the independent auditor.

Internal Audit

8. Appointment. The Committee shall review and approve the appointment and replacement of the internal auditor.

9. Separate Meetings with the Internal Auditor. The Committee shall meet at least annually with the Company’s internal auditor to discuss the responsibilities, budget, qualifications, activities, effectiveness and staffing of the Company’s internal audit function and the performance, appointment and replacement of the lead internal auditor. The Committee shall meet at least quarterly with the internal auditor to discuss any issues that the internal auditor believes warrant audit committee attention and shall review summaries of material internal audit reports and management’s responses.

Other Duties and Responsibilities

10. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard will be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11. The Committee shall discuss with management and the independent auditor all related-party transactions brought to the Committee’s attention (which term refers to transactions that would be required to be disclosed pursuant to SEC Regulation S-K, Item 404). Management shall not cause the Company to enter into any new related party transaction unless the Committee approves such transaction.

12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13. The Company’s General Counsel or outside counsel shall bring to the Committee’s attention any legal matter that could reasonably be expected to have a material impact on the Company’s financial statements, and the Committee shall discuss those legal matters with the Company’s General Counsel or outside counsel.

14. The Committee shall request assurances from management and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions and that they have not retained the independent auditor for non-audit services without the pre-approval of the Company’s Vice President and Controller. The Committee shall request comments from the independent auditor on these issues.

15. The Committee shall discuss with management, the internal auditor and the independent auditor the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management, the internal auditor and the independent auditor the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

17. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

18. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K for inclusion in each of the Company’s annual proxy statements.

19. Through its Chair, the Committee, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20. The Committee shall review human resources and succession planning for the accounting and finance groups within the Company.

21. The Committee shall perform an annual self-evaluation of the performance of the Committee, including a review of the Committee’s compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

22. The Committee shall review and reassess this Charter annually and submit any recommended changes to the Board for its consideration, and publish this Charter and any amendments hereto as required by applicable law.

23. In consultation with the independent auditor and internal auditors, review the integrity, adequacy and effectiveness of the Company’s accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

24. Establish regular and separate systems of reporting to the Committee by each of management, the independent auditor and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

25. Discuss with the chief executive officer and chief financial officer the processes involved in and any material required as a result of the Form 10-K and 10-Q certification process and any deficiencies in design or operation of internal controls or any fraud involving management or employees with a significant role in the Company’s internal controls.

26. Obtain such reports from management, auditors, the general counsel, tax advisors or any regulatory agency as the Committee deems necessary regarding regulatory compliance, transactions with affiliates and other legal matters that may have a material effect on the Company’s financial statements. Consider whether the reported matters were properly taken into consideration in the preparation of the financial statements.

27. Approve and monitor the Company’s compliance with a code of conduct required by applicable law or NASDAQ listing standards and covering the conduct and ethical behavior of directors, officers and employees, and a code of ethics applicable to senior executives and financial officers; approve in advance any proposed amendments to the code of conduct or code of ethics; and recommend to the Board for approval any waivers of either of such codes for directors and executive officers.

MR A SAMPLE

DESIGNATION (IF ANY)

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000004

ADD 1 Least Address Line 000000000.000 ext

ADD 2 000000000.000 ext

ADD 3 ADD 4 ADD 5 ADD 6

C 0123456789 J N T

` Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

123456

C0123456789

For Class A Common Stock

12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

If no direction is given, this proxy card will be voted FOR Proposals 1 and 2.

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominee.

For withhold

01 - David K. Chao,

as a Class A Director.

B Proposal

The Board of Directors recommends a vote FOR Proposal 2.

For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP

as independent registered public accounting firm for the current fiscal year.

And in their discretion, upon such other business as may properly come before the meeting.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon.

If signing for trusts, estates or corporations, capacity or title should be stated. If shares are owned jointly, both owners must sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

0 0 8 4 4 4 1

1 U P X

C O Y

Proxy - Spansion Inc.

ANNUAL MEETING OF STOCKHOLDERS -- MAY 12, 2006

The undersigned hereby appoints Dr. Bertrand F. Cambou and Robert C . Melendres, or either of them, with full power of substitution, attorneys and proxies to represent and to vote all shares of Class A Common Stock of Spansion Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California 94303, on Friday, the 12th day of May 2006, at 9:00 a.m., and at any and all adjournments or postponements thereof, on the matters listed on the reverse side which are set forth in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1 and 2 and, in the discretion of the proxyholders, on other matters that may be properly presented at the meeting. The undersigned may revoke this Proxy at any time prior to its exercise or may attend the meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CONSIDER RECEIVING FUTURE SPANSION INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Spansion Inc. Annual Report and Proxy materials in electronic form rather than in printed form. While we have not fully implemented electronic distribution of stockholder communications, your advance consent will assist us in preparing materials for electronic distribution. While voting via the Internet, just click the box to give your consent and thereby save Spansion Inc. the future costs of producing, distributing and mailing these materials.

Accessing Spansion Inc. Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. If you do not consent to access Spansion Inc. Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.

• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 12, 2006.

THANK YOU FOR VOTING

MR A SAMPLE

DESIGNATION (IF ANY)

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000004

ADD 1 Least Address Line

ADD 2 000000000.000 ext

ADD 3 ADD 4 ADD 5 ADD 6

C 1234567890 J N T

` Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

123456

C0123456789

For Class B Common Stock

12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

If no direction is given, this proxy card will be voted FOR Proposals 1 and 2.

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominee.

For Withhold

01 - Hector de J. Ruiz,

as a Class B Director.

B Proposal

The Board of Directors recommends a vote FOR Proposal 2.

For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP

as independent registered public accounting firm for the current fiscal year.

And in their discretion, upon such other business as may properly come before the meeting.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon.

If signing for trusts, estates or corporations, capacity or title should be stated. If shares are owned jointly, both owners must sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

0 0 8 4 4 4 2

1 U P X

C O Y

Proxy - Spansion Inc.

ANNUAL MEETING OF STOCKHOLDERS — MAY 12, 2006

The undersigned hereby appoints Dr. Bertrand F. Cambou and Robert C . Melendres, or either of them, with full power of substitution, attorneys and proxies to represent and to vote all shares of Class B Common Stock of Spansion Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California 94303, on Friday, the 12th day of May 2006, at 9:00 a.m., and at any and all adjournments or postponements thereof, on the matters listed on the reverse side which are set forth in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1 and 2 and, in the discretion of the proxyholders, on other matters that may be properly presented at the meeting. The undersigned may revoke this Proxy at any time prior to its exercise or may attend the meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CONSIDER RECEIVING FUTURE SPANSION INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Spansion Inc. Annual Report and Proxy materials in electronic form rather than in printed form. While we have not fully implemented electronic distribution of stockholder communications, your advance consent will assist us in preparing materials for electronic distribution. While voting via the Internet, just click the box to give your consent and thereby save Spansion Inc. the future costs of producing, distributing and mailing these materials.

Accessing Spansion Inc. Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. If you do not consent to access Spansion Inc. Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.

• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 12, 2006.

THANK YOU FOR VOTING

MR A SAMPLE

DESIGNATION (IF ANY)

000000000.000 ext

ADD 1 Least Address Line 000000000.000 ext

ADD 2 000000000.000 ext

ADD 3 000000000.000 ext

ADD 4 000000000.000 ext

ADD 5 000000000.000 ext

ADD 6 000000000.000 ext

C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

123456

C0123456789

For Class C Common Stock and Class D Common Stock

12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

If no direction is given, this proxy card will be voted FOR Proposal 2.

A Proposal

The Board of Directors recommends a vote FOR Proposal 2.

For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP

as independent registered public accounting firm for the current fiscal year.

And in their discretion, upon such other business as may properly come before the meeting.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon.

If signing for trusts, estates or corporations, capacity or title should be stated. If shares are owned jointly, both owners must sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

0 0 8 4 4 4 3

1 U P X

C O Y

Proxy - Spansion Inc.

ANNUAL MEETING OF STOCKHOLDERS — MAY 12, 2006

The undersigned hereby appoints Dr. Bertrand F. Cambou and Robert C . Melendres and Laurie A. Webb, or either of them, with full power of substitution, attorneys and proxies to represent and to vote all shares of Class C Common Stock and Class D Common Stock of Spansion Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California 94303, on Friday, the 12th day of May 2006, at 9:00 a.m., and at any and all adjournments or postponements thereof, on the matters listed on the reverse side which are set forth in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder . If no direction is made, it will be voted FOR Proposal 2 and, in the discretion of the proxyholders, on other matters that may be properly presented at the meeting. The undersigned may revoke this Proxy at any time prior to its exercise or may attend the meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CONSIDER RECEIVING FUTURE SPANSION INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Spansion Inc. Annual Report and Proxy materials in electronic form rather than in printed form. While we have not fully implemented electronic distribution of stockholder communications, your advance consent will assist us in preparing materials for electronic distribution. While voting via the Internet, just click the box to give your consent and thereby save Spansion Inc. the future costs of producing, distributing and mailing these materials.

Accessing Spansion Inc. Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. If you do not consent to access Spansion Inc. Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.

• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 12, 2006.

THANK YOU FOR VOTING